EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-123124), Form S-8 (No. 333-141495), Form S-3 (No. 333-142779) and Form S-3 (No. 333-142884) of Raser Technologies, Inc. (a development stage enterprise) of our report, dated March 10, 2008, except for the last five paragraphs of Note 18, for which the date is April 1, 2008, related to our audits of the consolidated balance sheets of Raser Technologies, Inc. (a development stage enterprise) and subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended and for the period after re-entry into development stage (October 1, 2006) through December 31, 2007, and our report dated March 10, 2008 on the effectiveness of internal control over financial reporting as of December 31, 2007, appearing in this Annual Report on Form 10-K/A of Raser Technologies, Inc. (a development stage enterprise) for the year ended December 31, 2007.

/s/    HEIN & ASSOCIATES LLP

Denver, Colorado

April 1, 2008